EXHIBIT 5

                                                              October 17, 1996

Board of Directors
Hungarian Telephone and
  Cable Corp.
100 First Stamford Place
Stamford, Connecticut 06902

Gentlemen:

     We have acted as counsel to Hungarian Telephone and Cable Corp. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 under the Securities Act of 1933, as amended, (the "Registration Statement") relating to 110,500 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), offered pursuant to certain employment contracts with James G. Morrison, Andrew E. Nicholson, and Daniel R. Vaughn each dated as of October 17, 1996 (the "Employment Contracts").

     In this connection, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation, Bylaws, resolutions of its Board of Directors and such other documents and corporate records as we deem appropriate for the purpose of giving this opinion.

     Based upon the foregoing, it is our opinion that:

         1. The shares of Common Stock being so registered have been duly authorized.

         2. The shares of Common  Stock  issued by the  Company  pursuant to the
Employment  Contracts  were,  when  issued,   legally  issued,  fully  paid  and
non-assessable shares of Common Stock of the Company.

     We hereby consent to the inclusion of this opinion as Exhibit 5 of this Registration Statement and the reference to our firm in the Prospectus under the heading "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,

                                             /s/FLEISCHMAN AND WALSH, L.L.P.
                                             -----------------------------------
                                             FLEISCHMAN AND WALSH, L.L.P.